EXHIBIT 3.1

SECOND AMENDED AND RESTATED

BY–LAWS

OF

FREIGHTCAR AMERICA, INC.

a Delaware corporation

(the “Corporation”)

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation’s registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.1 Annual Meetings. An annual meeting of the stockholders shall be held each year at such date, time and place, within or without the State of Delaware, for the purpose of electing directors and conducting such other proper business as may come before the meeting.

Section 2.2 Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such date, time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the Board of Directors or the Chairman of the Board of Directors. Except as otherwise provided by the General Corporation Law of the State of Delaware (the “DGCL”) or the Corporation’s certificate of incorporation, as amended from time to time (the “Certificate of Incorporation”), stockholders of the Corporation may not call a special meeting of stockholders or require that the Board of Directors call a special meeting of stockholders. No business may be conducted at a special meeting other than the business brought before the meeting.

Section 2.3 Place of Meetings. The Board of Directors may designate any place, within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors or the Chairman of the Board. If no designation is made, the place of meeting shall be the principal executive office of the Corporation.

Section 2.4 Meeting. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided in the DGCL, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the Chief Executive Officer, the President or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary, if any, or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.5 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or another place, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record day is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.6 Quorum. Unless otherwise provided by law or the Certificate of Incorporation, at each meeting of stockholders, the presence in person or representation by proxy of the holders of the outstanding shares of capital stock representing a majority of the voting power of the Corporation, present in person or represented by proxy shall constitute a quorum for the transaction of business. For purposes of the foregoing, two or more classes or series of capital stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a separate class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the purposes of considering such matters. In the absence of a quorum, the stockholders so present and represented may, by vote of the holders of a majority of the shares of capital stock of the Corporation so present and represented, adjourn the meeting from time to time until a quorum shall attend, and the provisions of Section 2.5 of these By–Laws shall apply to each such adjournment. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.7 Organization. The Chairman of the Board shall, when present, preside over meetings of the stockholders. In the absence of the Chairman of the Board, the Board of Directors shall delegate to another director the responsibility of acting as chairman of the meeting and presiding over the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Voting; Proxies. Unless otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by him or her which has voting power on the subject matter submitted to a vote at the meeting. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary or any other proper officer of the Corporation before the proxy is voted. Unless otherwise provided by law or the Certificate of Incorporation, the vote of the holders of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter submitted to a vote at the meeting shall be the act of the stockholders.

Section 2.9 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.10 List of Stockholders Entitled to Vote. The Secretary or any other proper officer of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled by to examine such list or to vote in person or by proxy at any meeting of stockholders.

Section 2.11 No Action by Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, no action may be taken by the stockholders of the Corporation pursuant to a written consent in lieu of an annual or special meeting of the stockholders of the Corporation.

Section 2.12 Director Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary of the previous year’s annual meeting to the meeting; provided, however, that in the event less than thirty (30) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of these By–Laws, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

The stockholder’s notice shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election or re–election as a director: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person; (iv) any other information relating to such person that is required by law to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (v) such person’s written consent to being named as a nominee and to serving as a director if elected; and

(b) as to the stockholder giving the notice: (i) the name and address of such stockholder, as they appear on the Corporation’s records; (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder; (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee.

If the chairman of the meeting determines, based on facts and circumstances, that a director nomination was not made in accordance with the foregoing procedures, the chairman shall declare at the meeting that nomination was defective and such defective nomination shall be disregarded.

Section 2.13 Stockholder Proposals. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.13. For business to be properly brought before an annual meeting of stockholders, the stockholder must deliver timely notice in writing to the Secretary of the Corporation, within the same time periods set forth in Section 2.12. The stockholder’s notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (b) the same information required as to each stockholder providing notice under Section 2.12. If the chairman of the meeting determines, based on facts and circumstances, that such business was not properly brought before the meeting in accordance with the provisions of this Section 2.13, the chairman shall declare at the meeting that such business was not properly brought before the meeting and such business shall not be transacted. Whether or not the foregoing procedures are followed, no matter which is not a proper matter for stockholder consideration shall be brought before the meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. Except as may be otherwise specifically provided by the DGCL, the Certificate of Incorporation or these By–Laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon it under by the DGCL, the Certificate of Incorporation or these By–Laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things that are not directed or required to be exercised or done by the stockholders by applicable law, all powers of management, direction and control of the Corporation shall be, and hereby are, vested in the Board of Directors.

Section 3.2 Number, Age Limit, Term of Office and Election.

(a) The number of the members of the Board of Directors shall be fixed from time to time solely pursuant to a resolution adopted by the Board of Directors, but must consist of not fewer than five or more than fifteen directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term expires. No director shall be required to be a resident of the State of Delaware or a stockholder of the Corporation. The Board does not have an age limit or a mandatory retirement policy for directors.

(b) The Board of Directors shall be divided into three (3) classes with respect to the period during which the directors shall hold office: Class I, Class II and Class III. The initial directors of each class shall hold office as follows: (i) the initial Class I directors shall hold office until the annual meeting of stockholders in 2006; (ii) the initial Class II directors shall hold office until the annual meeting of stockholders in 2007; and (iii) the initial Class III directors shall hold office until the annual meeting of stockholders in 2008; and, in the case of each of clauses (i), (ii) and (iii) above, until their respective successors are duly elected and qualified, subject to their earlier resignation, death or removal. At each annual meeting of stockholders, each person elected to succeed a director whose term has expired shall be identified as being of the same class as the director he or she succeeds and, except as provided in the following sentence, shall be elected to hold office until the third annual meeting of stockholders after his or her election and until his or her successor shall be duly elected and qualified, subject to his or her earlier resignation, death or removal. Notwithstanding the foregoing, each person elected at the annual meeting of stockholders to succeed a director previously elected by the Board of Directors pursuant to Section 3.4 shall be identified as being of the same class as the director he or she succeeds and shall be elected to hold office until the earlier of (i) the third annual meeting of stockholders after his or her election or (ii)(A) if the vacancy filled pursuant to Section 3.4 resulted from a director’s resignation, death or removal, the next annual meeting of stockholders at which the term of the director whose resignation, death or removal resulted in the vacancy had been scheduled to expire or (B) if the vacancy filled pursuant to Section 3.4 resulted from an increase in the number of directors, the next annual meeting of stockholders at which the terms of the other directors of that class are or would be scheduled to expire, in each case until his or her successor shall have been duly elected and qualified, subject to his or her earlier resignation, death or removal. Any new positions created as a result of an increase in the number of directors shall be allocated to make the classes of directors as nearly equal as possible.

(c) Except as otherwise provided in Section 3.4, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting of the stockholders. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation. Any nominee for director in an uncontested election as to whom a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors are designated to be “withheld” from, or are voted “against,” that director’s election shall tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee shall (i) evaluate whether this resignation is in the best interests of the Corporation and its stockholders and (ii) recommend to the Board of Directors whether to accept or reject the resignation or to take other action. The Board shall act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision within 90 days from the date of the annual meeting of stockholders. Any director who tenders his or her resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation or the Board of Directors’ action regarding whether to accept or reject the tendered resignation.

Section 3.3 Removal and Resignation. A director may be removed only for cause and at a meeting of stockholders called expressly for that purpose, upon the affirmative vote of holders of a majority of the voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Except as otherwise provided by the DGCL or the Certificate of Incorporation, stockholders may not remove any director without cause. Cause for removal shall be deemed to exist only if the director whose removal is proposed has engaged in criminal conduct or has engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the Corporation. Any director may resign at any time upon written notice to the Corporation. A director who experiences a change in his or her principal employment status, other than retirement, shall offer his or her resignation to the Board of Directors promptly upon such change in employment status. The Board will promptly consider the resignation submitted by such director and determine whether to accept the tendered resignation or reject it.

Section 3.4 Vacancies. Vacancies in the Board of Directors, including vacancies resulting from the resignation, death or removal of a director and vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors though less than a quorum. Each person elected by the Board of Directors to succeed a director who has died, resigned or been removed shall be identified as being of the same class as the director he or she succeeds and shall hold office until the next annual meeting of stockholders, and until his or her successor shall have been duly elected and qualified, subject to his or her earlier resignation, death or removal. Each person elected by the Board of Directors to fill a vacancy resulting from an increase in the number of directors shall be identified as a director of the class to which the vacancy has been allocated pursuant to Section 3.2(b) and shall be elected to hold office until the next annual meeting of stockholders, and until his or her successor shall be duly elected and qualified, subject to his or her earlier resignation, death or removal.

Section 3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such dates, times and places, within or without the State of Delaware, as the Board of Directors shall from time to time determine. The directors who are “independent” within the meaning of applicable standards of the Nasdaq Stock Market, Inc. shall meet in separate executive sessions without the presence of non-independent directors at least twice each year. For the convenience of the directors, these meetings may, but need not, be scheduled to coincide with the dates of regular Board meetings.

Section 3.6 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or by any other member of the Board of Directors. Each special meeting shall be held at such date, time and place, within or without the State of Delaware, as shall be fixed by the person or persons calling the meeting.

Section 3.7 Notice of Meetings. Notice of the date, time and place of special meetings of the Board of Directors shall be delivered personally, by telephone, facsimile, telegram, electronic mail or other comparable communication equipment to each director or sent by first–class mail, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, facsimile, telegram, electronic mail or other comparable communication equipment, it shall be delivered at least twenty–four (24) hours before the time of the holding of the meeting. Any notice given personally or by telephone, facsimile, telegram, electronic mail or other comparable communication equipment may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting.

Section 3.8 Telephonic Meetings Permitted. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

Section 3.9 Quorum; Vote Required for Action. Unless otherwise required by law, at each meeting of the Board of Directors, the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or the Certificate of Incorporation. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may by majority vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall attend.

Section 3.10 Chairman of the Board. The Board of Directors shall annually elect one of its members to serve as Chairman of the Board and may remove that member from the position of Chairman of the Board at any time without cause. The Board of Directors shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors shall determine. The Chairman of Board shall lead the Board in fulfilling its responsibilities as set forth in this Section 3 and have such additional powers as the Board of Directors may designate from time to time. The Chairman of the Board shall have the power to engage outside professionals, including legal counsel, and administrative staff to represent and provide services to the Board of Directors. The Chairman of the Board shall, when present, preside over meetings of the Board of Directors and shall set the agenda for the meetings. In the absence of the Chairman of the Board, the Board of Directors shall delegate to another director the responsibility of acting as chairman of the meeting and presiding over and setting the agenda for the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting. The Board of Directors (i) may elect one of its members to serve as Vice Chairman of the Board of Directors with such powers as the Board of Directors shall designate from time to time and (ii) may remove that member from the position of Vice Chairman of the Board at any time without cause.

Section 3.11 Action by Directors Without a Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if all members of the Board of Directors or of such committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 3.12 Compensation of Directors. Unless otherwise provided by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors, which compensation may include the reimbursement of expenses incurred in connection with meetings of the Board of Directors or a committee thereof. Nothing contained in this Section 3.12 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES

Section 4.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of such committee at any meeting thereof.

Section 4.2 Power of Committees. Any committee designated by the Board of Directors, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority to: (i) approve or adopt any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopt, amend or repeal any provision of these By–Laws.

Section 4.3 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a resolution by the Board of Directors or a provision in the rules of such committee to the contrary, the presence of a majority of the total number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.

ARTICLE V

OFFICERS

Section 5.1 Officers; Elections. The officers of the Corporation shall include, when and if designated by the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also elect one or more one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as it may determine. Unless otherwise provided by the Certificate of Incorporation, any number of offices may be held by the same person.

Section 5.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided by the Board of Directors when electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, or until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement or removal. Any officer may resign at any time upon written notice to the Corporation directed to the Board of Directors and the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not, in and of itself, create any contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, retirement, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors.

Section 5.3 Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these By–Laws or in a resolution of the Board of Directors which is not inconsistent with these By–Laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 5.4 Chief Executive Officer. The Chief Executive Officer shall have responsibility for the management of the Corporation, including the general supervision and control of all the business and affairs of the Corporation, subject to the direction and control of the Board of Directors, and shall have such other powers and duties as may be assigned to him or her from time to time by the Board of Directors. The Chief Executive Officer shall participate in long range planning for the Corporation. He or she may sign shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, or which are in the ordinary course of business of the Corporation. The Chief Executive Officer may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings. The Chief Executive Officer shall perform other duties commonly incident to this office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

Section 5.5 President. The President shall have such duties and authority as the Chief Executive Officer may determine from time to time. In the absence or disability of the Chief Executive Officer, the President shall exercise all powers and discharge all of the duties of the Chief Executive Officer, including the general supervision and control of all the business and affairs of the Corporation. The President shall, in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of stockholders and the Board of Directors. The President may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed or which are in the ordinary course of business of the Corporation. The President may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings. The President shall perform all other duties commonly incident to this office and shall also perform such other duties and have such powers as the Chief Executive Officer shall designate from time to time.

Section 5.6 Vice President. In the absence or disability of the Chief Executive Officer and the President, the functions of the Chief Executive Officer shall be performed by the Vice President who was first elected to that office and who is not then absent or disabled. Each Vice President shall have such powers and shall discharge such duties as may be assigned to him or her from time to time by the Chief Executive Officer or the President and may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed or which are in the ordinary course of business. Each Vice President may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings. Each Vice President shall perform all other duties commonly incident to this office and shall also perform such other duties and have such powers as the Chief Executive Officer or the President shall designate from time to time.

Section 5.7 Secretary and Assistant Secretaries. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By–Laws, and in the case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer or the directors, upon whose requisition the meeting is called as provided in these By–Laws. The Secretary shall record all the proceedings of the meetings of the stockholders and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chief Executive Officer or the President, and attest the same. The Secretary shall have charge of the original stock books, transfer books and stock ledgers, and act as transfer agent in respect of the stock and the securities of the Corporation in the absence of designation by the Board of Directors of a corporate transfer agent, and shall perform all of the other duties incident to the office of Secretary. The Secretary may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings. The Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may, from time to time, prescribe.

Section 5.8 Treasurer and Assistant Treasurers. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. He or she shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall render to the Board of Directors, the Chief Executive Officer and the President, whenever requested, an account of the financial condition of the Corporation. In general, he or she shall perform all the duties incident to the office of the Treasurer of a corporation and shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. Each Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President or the Treasurer may, from time to time, prescribe.

Section 5.9 Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By–Laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 5.10 Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

Section 5.11 Compensation of Officers. The compensation of each officer shall be fixed by the Board of Directors and no officer shall be prevented from receiving such compensation by virtue of also being a director.

ARTICLE VI

STOCK AND DIVIDENDS

Section 6.1 Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares all be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

Section 6.2 Certificates. Every holder of one or more shares of capital stock of the Corporation shall be entitled to have a certificate executed by the Chief Executive Officer, President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, if any, certifying the number of shares owned by him, her or it in the Corporation. The share certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation, as they are issued. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.3 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.4 Transfer of Shares. Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with applicable law.

Section 6.5 Dividends.

(a) The Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation. No dividend shall be declared or paid which shall impair the capital of the Corporation nor shall any distribution of assets be made to any stockholder unless the value of the assets of the Corporation remaining after such payment or distribution is at least equal to the aggregate of its debts and liabilities, including capital.

(b) Before payment of any dividend there may be set aside out of the net profits of the Corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all reasonable expense, liability and loss (including, without limitation, reasonable attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 7.3 below with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 7.2 Right to Advancement of Expenses. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

Section 7.3 Right of Indemnitee to Bring Suit. If a claim under Section 7.1 or 7.2 above is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be thirty (30) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 7.4 Non–Exclusivity of Rights under this Article. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By–Laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7.5 Insurance. The Corporation may purchase and maintain insurance on its own behalf or on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 7.6 Indemnification of Employees and Agents. The Corporation may, to the extent authorized at any time or from time to time by the Board of Directors, grant rights to indemnification and the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7.7 Merger or Consolidation. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 7.8 Other Indemnification. The Corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust or other enterprise.

Section 7.9 Amendment. Any repeal or modification of this Article VII shall not change the rights of any person to indemnification with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE VIII

CORPORATE RECORDS

Section 8.1 Books and Records. There shall be kept at the registered office or principal place of business of the Corporation an original or duplicate record of the proceedings of the stockholders and of the directors, and the original or a copy of these By–Laws, including all amendments or alterations thereto to date, certified by the Secretary of the Corporation. An original or duplicate share register may also be kept at the registered office or principal place of business or at the office of a transfer agent or registrar, giving the names of the stockholders, their respective addresses and the number and classes of shares held by each.

Section 8.2 Stockholders’ Right to Examine Books and Records. Every stockholder of the Corporation shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books or records of account, and records of the proceedings of the stockholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its principal place of business or at its registered office in the State of Delaware.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 9.2 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 9.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given to any person by law, the Certificate of Incorporation or these By–Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to giving of such notice. Unless otherwise provided by the Certificate of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 9.4 Disallowed Payments. Any payments made to an officer or employee of the Corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him or her, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board of Directors, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

Section 9.5 Section Headings. Section headings in these By–Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 9.6 Inconsistent Provisions. In the event that any provision of these By–Laws is or becomes inconsistent with any provision of Certificate of Incorporation, the DGCL or any other applicable law, the provision of these By–Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 9.7 Amendment of By–Laws. These By–Laws may be amended, altered, or replaced by the vote of a majority of the whole Board of Directors, without a vote of the stockholders, in any manner not inconsistent with the DGCL or the Certificate of Incorporation. The fact that the power to adopt, amend, alter, or repeal these By–Laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.